                               [AVC ADVOCAT LOGO]

                                                                    Exhibit 99.1

Company Contact:                                    Investor Relations:
William R. Council, III                             Rodney O'Connor
President and CEO                                   Cameron Associates
(615) 771-7575                                      (212) 554-5470

               ADVOCAT INC. ANNOUNCES 2006 FIRST QUARTER RESULTS

BRENTWOOD, TENNESSEE - (MAY 11, 2006) - Advocat Inc. (NASDAQ OTC: AVCA) today announced its results for the first quarter ended March 31, 2006.

Advocat Inc. provides long-term care services to nursing home patients in eight states, primarily in the Southeast. The Company has 43 centers containing 4,505 licensed nursing beds.

INCOME STATEMENT HIGHLIGHTS

Net income from continuing operations for the quarter was $6.6 million compared to $8.9 million for the same quarter last year. The Company's results included a net benefit for professional liability expense of $2.1 million compared to a net benefit of $7.2 million in the 2005 quarter, a decrease in net benefit of $5.1 million. In 2006 a benefit for income taxes of $0.7 million was recorded compared to a provision of $11,000 in 2005. For the three month periods ended March 31, 2006 and 2005, net income from continuing operations per common share fully diluted for the quarters was $1.00 and $1.37, respectively. There were 6.5 million weighted average shares outstanding on a fully diluted basis during the first quarter of 2006.

REVENUE HIGHLIGHTS AND OCCUPANCY RATES

For the 2006 first quarter, revenue grew to $53.2 million compared to $48.9 million in 2005, an increase of 8.8%. The increase in patient revenue was due to increased Medicare utilization, increased Medicaid rates in certain states, increased Medicare rates and an increase in patient census, partially offset by a decrease in net ancillary service revenues.

The average rate of occupancy at the Company's nursing centers increased to 77.6% in 2006 from 75.4% in 2005. Medicare revenues were 31.3% of total patient revenue in 2006 compared to 30.1% in 2005.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2006, $45.6 million of debt was classified as a current liability and certain financial covenants were in non-compliance. Management is actively working with the lenders to extend maturities and to adjust covenants.

On March 17, 2006, the Company entered into a two-year renewal of the term notes and working capital line of credit agreements with the primary bank lender. Advocat is now in compliance with those covenants and anticipates it will repay the term notes within the two-year term of this agreement.

The Company entered into an agreement to sell eleven of its assisted living facilities in North

                                     -MORE-

[AVC ADVOCAT LOGO]

Carolina for approximately $11 million as well as the sale of the twelfth facility to another buyer for approximately $4 million. The Company is scheduled to close the sale of the eleven facilities on May 15, 2006, and expects to close the remaining transaction in the second quarter of 2006, although no assurances can be given. Mortgages of $16.6 million secured by these twelve facilities were due April 1, 2006, and the Company has entered into a 60-day extension for these mortgage loans. The Company has also entered into a 90-day extension of $10.0 million in mortgage loans that are secured by three nursing centers with this lender. The Company anticipates that, when the sale of the facilities is closed, it will be able to refinance the remaining debt with the current lender. No agreements have been reached, and no assurances can be made that its efforts will be successful.

FUNDS PROVIDED FROM OPERATIONS

Management believes that reviewing cash provided from operations is an important measurement of the Company's performance. The net cash provided by operating activities before changes in other assets and liabilities (or Funds Provided From Operations) is presented in the first section of the cash flow statement of the press release. Funds provided from operations eliminate the effect of actuarial assumptions and reflects the cash effect of professional liability. Funds provided from operations for the current quarter were $4.0 million versus $2.0 million generated in the first quarter last year.

CEO REMARKS

Mr. William Council, CEO of Advocat, stated, "The steady progress of the Company is very evident by the performance in the first quarter, as the Company is continuing to record positive growth. Management is focused on increasing occupancy rates and revenue per patient, while we are strengthening our financials with diligent cost controls and cash flow management. We are also focused on completing our previously announced divestitures and securing long term financing for our maturing debt."

CONFERENCE CALL

A conference call has been scheduled to discuss the first quarter 2006 results for the period ended March 31, 2006, on Monday, May 15 at 10:00 A.M. central time (11:00 A.M. eastern time).

The conference call information is as follows:

Date:               Monday, May 15, 2006
Time:               10:00 A.M. Central, 11:00 A.M. Eastern
Webcast Links:      http://phx.corporate-ir.net/playerlink.zhtml?c=77083&s=wm&e=
                    1308775
                    www.streetevents.com
                    www.earnings.com
                    www.irinfo.com/avc

Dial in numbers:    (866) 356-4123 (domestic) or (617) 597-5393 (international)
Passcode:           87804276

A replay of the conference call will be accessible two hours after its completion through May 22, 2006 by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering passcode 48208703.

                                     -MORE-

[AVC ADVOCAT LOGO]

FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this release involve a number of risks and uncertainties, including but not limited to, uncertainty regarding our ability to complete all of the described transactions and restructure the remaining debt, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, covenant waivers from our lenders, possible amendments to our credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, changing economic conditions as well as other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors that could cause actual results to differ materially from those indicated in the forward-looking statements. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

More complete financials are available in the Form 10-Q, which was filed today with the SEC.

For additional information about the Company, visit Advocat's web site:

                            http://www.irinfo.com/avc

                          -Financial Tables to Follow-

                                     -MORE-

[AVC ADVOCAT LOGO]

                                  ADVOCAT INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                 MARCH 31,   DECEMBER 31,
                                                                   2006         2005
                                                                -----------  ------------
                                                                (UNAUDITED)
CURRENT ASSETS:
    Cash and cash equivalents                                    $  7,895      $  7,070
    Restricted cash                                                   350           625
    Receivables, net                                               17,472        18,147
    Deferred income taxes                                             776         1,004
    Other current assets                                            5,930         5,180
                                                                 --------      --------
              Total current assets                                 32,423        32,026

Property and equipment, net                                        39,021        39,421
Deferred income taxes                                              13,862        12,856
Note receivable, net of current portion                             5,289         5,198
Other assets, net                                                   3,674         4,261
                                                                 --------      --------
TOTAL ASSETS:                                                    $ 94,269      $ 93,762
                                                                 ========      ========

CURRENT LIABILITIES:
    Short-term debt and current portion of long-term debt
         and settlement promissory notes                         $ 45,648      $ 47,419
    Trade accounts payable                                          4,262         4,415
    Accrued expenses:
         Payroll and employee benefits                              7,570         8,495
         Current portion of self-insurance reserves                 6,045         5,952
         Other current liabilities                                  5,062         5,715
                                                                 --------      --------
              Total current liabilities                            68,587        71,996

NONCURRENT LIABILITIES:
    Settlement promissory notes, less current portion                   -           128
    Self-insurance reserves, less current portion                  26,382        29,041
    Other noncurrent liabilities                                    4,725         4,717
                                                                 --------      --------
              Total noncurrent liabilities                         31,107        33,886

REDEEMABLE CONVERTIBLE PREFERRED STOCK                              4,834         4,750

SHAREHOLDERS' DEFICIT                                             (10,259)      (16,870)
                                                                 --------      --------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                      $ 94,269      $ 93,762
                                                                 ========      ========

                                     -MORE-

[AVC ADVOCAT LOGO]

                                  ADVOCAT INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts, unaudited)

                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                            --------------------
                                                                              2006        2005
                                                                            --------    --------
PATIENT REVENUES, NET                                                       $ 53,187    $ 48,884
                                                                            --------    --------

EXPENSES:
    Operating                                                                 40,630      38,332
    Lease                                                                      3,825       3,882
    Professional liability                                                    (2,147)     (7,242)
    General and administrative                                                 3,481       3,392
    Depreciation                                                                 944         860
                                                                            --------    --------
         Total expenses                                                       46,733      39,224
                                                                            --------    --------
OPERATING INCOME                                                               6,454       9,660
                                                                            --------    --------
OTHER INCOME (EXPENSE):
    Foreign currency transaction loss                                             (9)        (56)
    Other income                                                                 207           -
    Interest income                                                              183         117
    Interest expense                                                            (999)       (769)
                                                                            --------    --------
                                                                                (618)       (708)
                                                                            --------    --------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                          5,836       8,952
PROVISION (BENEFIT) FOR INCOME TAXES                                            (729)         11
                                                                            --------    --------

NET INCOME FROM CONTINUING OPERATIONS                                          6,565       8,941
                                                                            --------    --------

INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
    Operating income (loss), net of taxes of $0 and $11, respectively            118        (353)
    Gain on sale, net of taxes of $0 and $0, respectively                          8         376
                                                                            --------    --------
           Net income from discontinued operations                               126          23
                                                                            --------    --------
NET INCOME                                                                     6,691       8,964
PREFERRED STOCK DIVIDENDS, ACCRUED BUT NOT PAID                                   83          78
                                                                            --------    --------

NET INCOME FOR COMMON STOCK                                                 $  6,608    $  8,886
                                                                            ========    ========

NET INCOME PER COMMON SHARE:
    Per common share - basic
            Income from continuing operations                               $   1.13    $   1.55
            Income from discontinued operations                                 0.02        0.00
                                                                            --------    --------
                                                                            $   1.15    $   1.55
                                                                            ========    ========
    Per common share - diluted
            Income from continuing operations                               $   1.00    $   1.37
            Income from discontinued operations                                 0.02        0.01
                                                                            --------    --------
                                                                            $   1.02    $   1.38
                                                                            ========    ========
WEIGHTED AVERAGE SHARES:
    Basic                                                                      5,740       5,725
                                                                            ========    ========
    Diluted                                                                    6,503       6,499
                                                                            ========    ========

                                     -MORE-

                                  ADVOCAT INC.
                          FUNDS PROVIDED BY OPERATIONS
                          (in thousands and unaudited)

                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                     2006      2005
                                                                                   -------    -------
NET INCOME                                                                         $ 6,691    $ 8,964
     Income from discontinued operations                                               126         23
                                                                                   -------    -------
     Net income from continuing operations                                           6,565      8,941
         Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
         Depreciation                                                                  944        860
         Provision for doubtful accounts                                               341        485
         Deferred income tax benefit                                                  (778)         -
         Benefit from reduction in accrual for self-insured
             professional liability, net of provision                               (2,300)    (7,388)

         Payment of professional liability costs                                      (546)    (1,035)
         Amortization of deferred balances                                              51        106
         Provision for leases in excess of cash payments                                 8         50
         Gain on sale of property                                                     (207)         -
         Foreign currency transaction loss                                               9         56
         Non-cash interest expense                                                      43         40
         Non-cash interest income                                                     (108)      (105)
                                                                                   -------    -------
FUNDS PROVIDED BY OPERATIONS                                                       $ 4,022    $ 2,010
                                                                                   =======    =======

                                      ###